Exhibit 4.31

as of August 16, 2004

PARLUX FRAGRANCES, INC.
PARLUX LTD.
3725 S.W. 30th Avenue
Ft. Lauderdale, Florida 33312

         Re: Amendment No. 3 to Revolving Credit and Security Agreement

Gentlemen:

         Reference is made to certain financing arrangements by and among PARLUX FRAGRANCES, INC. ("Fragrances") and PARLUX LTD. (each individually, a "Borrower" and collectively, the "Borrowers") and GMAC Commercial Finance LLC, as successor by merger to GMAC Commercial Credit LLC ("Lender") pursuant to certain financing agreements with Borrowers, including, but not limited to, the Revolving Credit and Security Agreement, dated as of July 20, 2001 (as amended, the "Credit Agreement") entered into by and among Borrowers and Lender (the foregoing, together with all related documents, agreements, guarantees, instruments or notes delivered in connection therewith, as the same may now exist or may hereafter be amended, modified, supplemented, renewed or extended, are collectively referred to herein as the "Documents"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

         Borrowers have requested that Borrowers be permitted to repurchase a portion of its common stock and to amend certain provisions of the Credit Agreement, which Lender has agreed to do subject to the terms and provisions set forth in this letter agreement (hereinafter, this "Amendment").

         In consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

         1. AMENDMENT TO CREDIT AGREEMENT. Section 7.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "7.7. Dividends. Declare, pay or make any dividend or
            distribution on any shares of the common stock or preferred stock of any Borrower (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options


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            to purchase or acquire any such shares of common or preferred stock of any Borrower; provided, that, upon the prior written consent of Lender, each Borrower may purchase any of its outstanding common stock through the NASDAQ, in compliance with all securities laws, rules and regulations; except that, notwithstanding anything to the contrary contained in the Credit Agreement, including Sections 7.4 (Investments), 7.8 (Indebtedness) and this Section 7.7, (a) on or prior to December 31, 2004, Fragrances may repurchase shares of its common stock for an aggregate purchase price not to exceed $7,500,000, provided, that, with respect to such repurchase, each of the following conditions are satisfied: (i) as of the date of each such repurchase and after giving effect thereto, (A) Borrower shall have Undrawn Availability of not less than $1,000,000, and (B) no Default or Event of Default shall exist or have occurred and be continuing; (ii) all amounts payable in respect thereof shall be paid with funds legally available therefor; (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its or their property are bound; and
            (iv) the aggregate principal amount of all payments to be made in connection with such repurchase(s) shall not exceed $7,500,000 in the aggregate; and (b) from and after August 16, 2004, Fragrances may repurchase shares of its common stock for an aggregate purchase price not to exceed $8,000,000, provided, that, with respect to such repurchase, each of the following conditions are satisfied: (i) as of the date of each such repurchase and after giving effect thereto,
            (A) Borrowers shall have Undrawn Availability of not less than $5,000,000, and (B) no Default or Event of Default shall exist or have occurred and be continuing; (ii) all amounts payable in respect thereof shall be paid with funds legally available therefor; (iii) such repurchase shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which any Borrower is a party or by which any Borrower or its or their property are bound; and (iv) the aggregate principal amount of all payments to be made in connection with such repurchase(s) shall not exceed $8,000,000 in the aggregate."

         2. NO OTHER MODIFICATIONS; NO OTHER EVENT OF DEFAULT. Except as specifically set forth herein, no other changes or modifications to the Credit Agreement or any of the other Documents are intended or implied, and, in all other respects, the Credit Agreement and the other Documents shall continue to remain in full force and effect in accordance with their respective terms as of the date hereof. Except as specifically set forth herein, nothing contained


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herein shall evidence a waiver or amendment by Lender of any other provision of the Documents. Lender hereby reserves all rights and remedies granted to Lender under the Documents, applicable law or otherwise and nothing contained herein shall be construed to limit, impair or otherwise affect the right of Lender to declare a default or an Event of Default with respect to any future non-compliance with any covenant, term or provision of the Documents now or hereafter executed and delivered in connection therewith. Borrowers hereby represent and warrant that no Event of Default exists after giving effect to the provisions of this Amendment.

         3. ENTIRE AGREEMENT. The terms and provisions of this Amendment shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Amendment. This Amendment sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Amendment cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged. Without in any way limiting the foregoing, Borrowers acknowledge, confirm and agree that effective as of the date hereof, the amendment to Section 7.7 of the Credit Agreement as set forth in this Amendment contains the entire understanding among Borrowers and Lender with respect to the subject matter set forth therein and supersedes all prior agreements and understandings, if any, relating thereto.

         4. EFFECTIVENESS. This Amendment shall not be effective unless and until Lender shall have received an original or copy hereof, duly executed and delivered by Borrowers.

         5. COUNTERPARTS. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. This Amendment may be executed and delivered via telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

                                  Very truly yours,

                                  GMAC COMMERCIAL FINANCE LLC
                                  (as successor by merger to GMAC Commercial
                                  Credit LLC)

                                  By:   /s/ Roland Robinson
                                        ------------------------------------

                                  Title: Vice President
                                        ------------------------------------


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ACKNOWLEDGED AND AGREED:

PARLUX FRAGRANCES, INC.

By: /s/ Frank A. Buttacavoli
    ----------------------------------------

Title:  Executive Vice President / COO / CFO



PARLUX LTD.

By: /s/ Frank A. Buttacavoli
    ----------------------------------------

Title:  Executive Vice President / COO / CFO

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